Exhibit 99.1

FAT Brands Inc. Announces Fiscal First Quarter 2018 Financial Results

May 09, 2018

Conference call and webcast will be held at 4:30 p.m. ET today

LOS ANGELES—(BUSINESS WIRE)— FAT(Fresh. Authentic. Tasty.) Brands Inc. (NASDAQ:FAT) (“FAT Brands” or the “Company”) today announced financial results for the 13-week period ended April 1, 2018.

Andy Wiederhorn, President and CEO of FAT Brands, commented, “First quarter results provided a strong start to 2018, with particularly impressive momentum at our flagship Fatburger brand, where same-store sales grew 6.3%, inclusive of 2.1% transaction growth. Fatburger results continue to be driven by successful cobranding with Buffalo’s Express, increases in delivery, and the strong reception to the plant-based Impossible Burger. During the quarter, we also made great progress in integrating Ponderosa and Bonanza into the FAT Brands platform. We have stabilized Ponderosa and Bonanza same-store sales, reduced the overhead required to support the brand going forward, and rejuvenated the existing franchisee base with new marketing and operational initiatives.”

“Additionally, we have taken significant steps towards closing the previously announced acquisition of Hurricane Grill & Wings, a brand known for its jumbo fresh wings, which has over 60 restaurants open or under construction across eight states. We expect to complete the Hurricane acquisition in the next 30 days. Pro forma for this acquisition, and after full integration of anticipated synergies, we continue to expect to achieve an annualized revenue run-rate of over $18.5 million, and an annualized EBITDA run-rate of $11 million, or $1.10 per share, beginning in the third quarter of 2018.”

Wiederhorn concluded, “Our Company’s foundation is strong and our platform is highly scalable. The financing we are securing will facilitate future acquisitions of strong brands with long track records of sustainable operating performance and steady cash flows. FAT Brands is poised for growth.” Wiederhorn concluded.

The Company was formed as a Delaware corporation on March 21, 2017 as a wholly-owned subsidiary of Fog Cutter Capital Group Inc. (“FCCG”). The Company was formed for the purpose of completing a public offering and related transactions, and to acquire and continue certain businesses previously conducted by subsidiaries of FCCG. These transactions occurred on October 20, 2017. Because this is our initial year of operation, comparative information is not available for the first quarter of 2017.

Fiscal First Quarter 2018 Highlights

●	Total revenues of $3.6 million(1)

●	EBITDA of $940,000

●	Net income of $509,000, or $0.05 per share

(1)

In the first quarter of 2018, the Company adopted Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606), which changed the timing of recognition of franchise fees, including development fees, territory fees, renewal and transfer fees. Adoption of ASU 2014-09 also changed the reporting of advertising fund contributions and related expenditures. Please see the “Adoption of New Accounting Guidance” section below for additional information.

Fiscal First Quarter 2018 Segment Performance

●	Fatburger & Buffalo’s Express

	●	Same-store sales growth in core domestic market of 9.6%

	●	System-wide same-store sales growth of 6.3%

	●	Total revenues of $2.0 million

	●	EBITDA of $851,000

	●	Net income of $705,000

	●	2 new store openings

●	Buffalo’s Cafe

	●	System-wide same-store sales growth of (0.9%)

	●	Total revenue of $457,000

	●	EBITDA of $103,000

	●	Net income of $180,000

	●	1 new store opening

●	Ponderosa & Bonanza Steakhouse

	●	System-wide same-store sales growth of 1.2%

	●	Total revenue of $1.1 million

	●	EBITDA of $210,000

	●	Net income of $166,000

Subsequent Events

On April 27, 2018, FAT Brands established a $5 million credit facility with TCA Global Credit Master Fund, LP. A total of $2 million was funded by TCA as part of the initial closing on April 27, 2018, and the proceeds are being used for working capital.

Key Financial Definitions

New store openings - The number of new store openings reflects the number of stores opened during a particular reporting period. The total number of new stores per reporting period and the timing of stores openings has, and will continue to have, an impact on our results.

Same-store sales growth – Same-store sales growth reflects the change in year-over-year sales for the comparable store base, which we define as the number of stores open for at least one full fiscal year. Given our focused marketing efforts and public excitement surrounding each opening, new stores often experience an initial start-up period with considerably higher than average sales volumes, which subsequently decrease to stabilized levels after three to six months. Thus, we do not include stores in the comparable base until they have been open for at least one full fiscal year. We expect that this trend will continue for the foreseeable future as we continue to open and expand into new markets.

Conference Call and Webcast

FAT Brands will host a conference call and webcast to discuss its fiscal first quarter 2018 financial results today at 4:30 PM ET. Hosting the call and webcast will be Andy Wiederhorn, President and Chief Executive Officer; and Ron Roe, Chief Financial Officer.

Interested parties may listen to the conference call via telephone by dialing 201-493-6725. A replay will be available after the call until Wednesday, May 16, 2018, and can be accessed by dialing 412-317-6671. The passcode is 13679533.

The webcast will be available at www.fatbrands.com under the “invest” section, and will be archived on the site shortly after the call has concluded.

About FAT (Fresh. Authentic. Tasty.) Brands

FAT Brands (NASDAQ:FAT) is a leading global franchising company that strategically acquires, markets and develops fast casual and casual dining restaurant concepts around the world. The Company currently owns five restaurant brands, Fatburger, Buffalo’s Cafe, Buffalo’s Express and Ponderosa & Bonanza Steakhouses, that have approximately 300 locations open and 300 under development in 32 countries. For more information, please visit www.fatbrands.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the timing and anticipated benefits of the proposed acquisition of Hurricane, the future financial and operating results of the combined companies, and our ability to pay a cash dividend to our common stockholders. Forward-looking statements generally use words such as “expect,” “foresee,” “anticipate,” “believe,” “project,” “should,” “estimate,” “will,” “plans,” “forecast,” and similar expressions, and reflect our expectations concerning the future. It is possible that our future performance may differ materially from current expectations expressed in these forward-looking statements. We refer you to the documents we file from time to time with the Securities and Exchange Commission, such as our recent Offering Statement on Form 1-A and our reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause our actual results to differ materially from our current expectations and from the forward-looking statements contained in this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

Adoption of New Accounting Guidance

The Company adopted ASU 2014-09 on January 1, 2018 using the modified retrospective method, in which the cumulative effect of applying the standard is recognized at the date of initial application. Amounts presented for the thirteen weeks ended April 1, 2018 have been adjusted to reflect the adoption of ASU 2014-09, resulting in an increase in revenues of $773,000.

Non-GAAP Measure

This press release includes the non-GAAP financial measure of EBITDA.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We use the term EBITDA, as opposed to income from operations, as it is widely used by analysts, investors and other interested parties to evaluate companies in our industry. We believe that EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance. EBITDA is not a measure of our financial performance or liquidity that is determined in accordance with generally accepted accounting principles (“GAAP”), and should not be considered as an alternative to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP.

A reconciliation of net income to EBITDA is set forth in the tables below.

Statement of operations data

(In thousands)
	13 weeks ended April 1, 2018
	FAT Brands	Fatburger	Buffalo’s	Ponderosa	Consolidated
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Statement of operations data:

Revenues
Royalties	$-	$1,288	$313	$971	$2,572
Franchise fees	-	383	5	11	399
Advertising fees	-	317	139	140	596
Management fee	-	18	-	-	18
Total revenues	-	2,006	457	1,122	3,585

General and administrative expenses	224	1,154	354	912	2,644

Income (loss) from operations	(224)	852	103	210	941

Other income (expense)
Interest income (expense)	(446)	79	148	5	(214)
Depreciation and amortization	(5)	-	-	(28)	(33)
Other expense	-	(1)	-	-	(1)
Other income (expense)	(451)	78	148	(23)	(248)

Income (loss) before income tax expense (benefit)	(675)	930	251	187	693

Income tax expense (benefit)	(133)	225	71	21	184

Net income (loss)	$(542)	$705	$180	$166	$509
Basic and diluted EPS	$(0.05)	$0.07	$0.02	$0.02	$0.05

Consolidated Balance Sheet for FAT Brands, Inc. as of April 1, 2018

(In thousands)
	April 1, 2018
	FAT Brands	FBNA	BFCI	Ponderosa	Elimination	Consolidated
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Consolidated balance sheet data:

Cash	$-	$-	$-	$15	$-	$15
Total assets	$9,635	$12,521	$7,263	$11,335	$(10,550)	$30,204
Total liabilities	$20,643	$8,993	$1,159	$594	$-	$31,389
Total stockholders’ equity (deficit)	$(11,008)	$3,528	$6,104	$10,741	$(10,550)	$(1,185)

EBITDA Reconciliation

	13 weeks ended April 1, 2018
	FAT Brands	Fatburger	Buffalo’s	Ponderosa	Consolidated

(in thousands)

Net income (loss)	$(542)	$705	$180	$166	$509
Depreciation and amortization expense	5	-	-	28	33
Interest (income) expense	446	(79)	(148)	(5)	214
Income tax expense (benefit)	(133)	225	71	21	184
EBITDA	$(224)	$851	$103	$210	$940

View source version on businesswire.com: https://www.businesswire.com/news/home/20180509006270/en/

Investor Relations:
ICR
Alexis Tessier
IR-FATBrands@icrinc.com
203-682-8286
or
Media Relations:
Konnect Agency
Shelby Robinson/Emily Johnston
srobinson@konnectagency.com
ejohnston@konnectagency.com
213-988-8344

Source: Fat Brands Inc.